EXHIBIT 99.1

NATURAL NANO ANNOUNCES NEW FACTORING AGREEMENT

MADEIRA BEACH, Fla.,January 31, 2017 --NaturalNano Inc. (OTC Pink: NNAN) (the "Company"), announced that the Company’s principal operating unit, Omni Shrimp, has entered into a new factoring arrangement with a principal shareholder of the Company. The facility, which will be available to the Company through at least December 2017, will provide additional working capital as the Company continues the implementation of its business plan. This arrangement replaces a prior factoring arrangement with Amerifactors Inc. The new arrangement has funded approximately $185,000 of invoices to date and has a current balance of approximately $103,000. Fees payable by the Company under the new agreement are one third the cost of the previous factoring arrangement, resulting in a significant savings to the Company going forward.

“We believe this arrangement will help us achieve our sales goals and increase our gross profit margins now and for the foreseeable future. Additionally, we believe this lower cost arrangement will provide Omni Shrimp with the liquidity needed to operate effectively and deliver products timely.” said CEO Colm Wrynn.

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